Exhibit 99.1

November 4, 2011	Symbol: BER (TSX.V)

BE Resources Announces Change to Management Team

TORONTO, ONTARIO – BE Resources Inc. (TSX.V: BER) (“BE” or the “Company”) announced that David Tognoni has resigned from his office as Chief Operating Officer. He will continue as a director.

For further information please contact:

Jon Pereira
50 Richmond Street East, Suite 101
Toronto, Ontario
Tel: (416) 214-7824

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